Exhibit 99.1

AT THE COMPANY:               INVESTOR RELATIONS:
Barry A. Rothman              Gary Geraci
Onstream Media Corporation    Equity Performance Group
954-917-6655                  617-723-2373
brothman@onstreammedia.com    gary@equityperfgp.com

FOR IMMEDIATE RELEASE:

      ONSTREAM MEDIA CORPORATION REPORTS FISCAL 2006 THIRD QUARTER RESULTS

POMPANO BEACH, FL - AUGUST 17, 2006 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of live and on-demand digital media communications and applications, announced today its financial results for the third fiscal quarter ended June 30, 2006.

THIRD QUARTER ENDED JUNE 30, 2006 FINANCIAL RESULTS - HIGHLIGHTS:

o Revenue increased by approximately 13% in the third quarter of fiscal 2006 to $2,317,381, from $2,047,067 in the third quarter of fiscal 2005.

o The quarterly net loss reduced to $1,179,297, or $0.08 loss per share, as compared to a loss of $2,303,365, or $0.27 loss per share, for the comparable prior year period.

o Gross margin increased approximately 17% to $1,472,689 (63.6% of sales) in the third quarter of fiscal 2006, as compared to $1,262,196 (61.6% of sales) for the third quarter of fiscal 2005.

THIRD QUARTER ENDED JUNE 30, 2006 FINANCIAL RESULTS - DISCUSSION:

The increase in revenues in the third quarter of fiscal 2006 compared to the third quarter of fiscal 2005 was primarily due to an increase in revenue from the Company's Webcasting Group of approximately $208,000 (22%), coupled with an increase in revenue from the Digital Asset Management Group of approximately $62,000 (6%) for the same period.

Webcasting Group revenues increased primarily due to an increase in audio-only webcast sales, increased webcast production sales and a continuation of the past growth in sales of higher priced video webcasts. Although the number of webcasts produced was approximately 1,300 webcasts for both the three months ended June 30, 2006 as well as for the comparable prior year period, the average revenue per webcast event increased to approximately $800 for the fiscal 2006 quarter compared to approximately $707 for the comparable fiscal 2005 quarter.

The increased Digital Asset Management Group revenues were primarily due to increased network usage and related services, as well as increased digital asset management fees. Included in Digital Asset Management Group revenues for the quarter was approximately $120,000 from a new client, who selected the Company to process content for their new online education service. Onstream Media received a $360,000 non-refundable initial payment in connection with this contract of which $90,000 was recognized in the current quarter (as part of the total $120,000 revenues) and the remaining $270,000 will be recognized as revenue during the remainder of the calendar year.

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

The decreased net loss in the third quarter of fiscal 2006, as compared to the third quarter of fiscal 2005, reflects, in part, approximately $763,000 in non-cash income for the valuation of derivative instruments in the fiscal 2006 period, having no corresponding effect in the comparable 2005 period. In addition, interest expense in that prior year quarter included approximately $253,000 for a non-cash penalty (payable in common shares) that the company incurred as a result of a delay in registering shares issued in a previous financing, which had no corresponding effect in the comparable 2006 quarter.

Consolidated operating expenses for the third quarter of fiscal 2006 increased approximately $176,000 (6%) over the comparable prior year period, primarily from increased depreciation expenses, partially offset by a decrease in professional fees and other operating expenses. Depreciation and amortization expenses increased approximately $268,000 (92%) for the third quarter of fiscal 2006 versus the comparable prior year period, primarily due to the commencement of depreciation of the Digital Media Services Platform ("DMSP"), a limited version of which was placed in service in November 2005.

Randy Selman, president and chief executive officer of Onstream Media, stated, "We are extremely pleased to note that both our Digital Asset Management Group and our Webcasting Group posted increased revenues during the recently ended quarter, inclusive of all product lines from each group, both as compared to the corresponding quarter of the prior year as well as the immediately preceeding quarter of this year. We are now beginning to reap measureable rewards from the investments we made to further enhance our DMSP, including the development of ad-insertion and smart encoding technologies, coupled with advanced video player design. As result, our user base continues to grow. Based on current order flow and existing contracts, we expect to report continuing increases in revenue levels, coupled with further increases in gross margin, for at least the remainder of the calendar year."

Onstream Media will hold a conference call on Tuesday, August 22, 2006 at 4:15 pm ET to discuss its third quarter fiscal 2006 financial results. Management discussion will be followed by an open Q&A session. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=35308 or by calling 1-866-321-0042 approximately 5 to 10 minutes prior to the start of the call. An audio rebroadcast of the conference call will be archived for one year online at http:/www.visualwebcaster.com/event.asp?id=35308.


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

COMPARATIVE OPERATING HIGHLIGHTS

                                     For the Three Months Ended June 30,
                                     -----------------------------------
                                                 (unaudited)
                                           2006              2005
                                           ----              ----
Revenue                                $  2,317,381     $  2,047,067
                                       ------------     ------------
Net Loss                               $ (1,179,297)    $ (2,303,365)
                                       ------------     ------------
Net Loss per common share              $      (0.08)    $      (0.27)
Weighted average shares outstanding      14,118,141        8,453,499


                                     For the Nine Months Ended June 30,
                                     ----------------------------------
                                                 (unaudited)
                                           2006              2005
                                           ----              ----
Revenue                                $  6,129,128     $  6,211,032
                                       ------------     ------------
Net Loss                               $ (5,605,631)    $ (6,574,698)
                                       ------------     ------------
Net Loss per common share              $      (0.42)    $      (0.91)
Weighted average shares outstanding      13,261,656        7,241,623


ABOUT ONSTREAM MEDIA CORPORATION
Founded in 1993, Onstream Media (NASDAQ: ONSM) is a leading online service provider of live and on-demand communications and digital media services including encoding, editorial, hosting, digital asset management, streaming, e-commerce/pay-per-view and distribution via the Onstream Digital Media Services Platform. Onstream Media's pioneering ASP Digital Media Services Platform (DMSP) provides its customers with the necessary tools for webcasting, web conferencing, managing digital assets, publishing content on the Internet and establishing e-commerce storefronts to transact business online. All of Onstream Media's services are focused on increasing productivity and revenues, and reducing capital expenditures and operational costs of any organization in an affordable and highly secure environment. As a result, 78% of the Fortune 100 CEOs and CFOs and almost half of the Fortune 1000 companies have used Onstream Media's services.

Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Discovery Education, Disney, MGM, Deutsche Bank, Rodale, Thomson Financial/CCBN, PR Newswire and the U.S. Government. For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to, fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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